Exhibit F
JOINT FILING STATEMENT
I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of GC China Turbine Corp. is filed on behalf of each of the undersigned.
Date: November 16, 2009

Ceyuan Ventures II, L.P.
By:	Ceyuan Ventures Management II, LLC
Its: General Partner

By:	/s/ Christopher Walker Wadsworth
Title: Executive Managing Director

Ceyuan Ventures Advisors Fund II, LLC
By:	Ceyuan Ventures Management II, LLC
Its: Class B Shareholder

By:	/s/ Christopher Walker Wadsworth
Title: Executive Managing Director

Ceyuan Ventures Management II, LLC
By:	/s/ Christopher Walker Wadsworth
Title: Executive Managing Director

/s/ Bo Feng
Bo Feng

/s/ Christopher Walker Wadsworth
Christopher Walker Wadsworth